Sub-Item 77E: Legal
 Proceedings
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
 entities (collectively,
 "Federated"), and various
Federated funds
("Funds"), have been named
as defendants in several class
action lawsuits now pending
in the United States District
Court for the District of
 Maryland. The lawsuits were
purportedly filed on behalf
of people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally similar
in alleging that Federated engaged
in illegal and improper trading
practices including
market timing and late trading
in concert with certain institutional
traders, which allegedly caused
financial injury to
the mutual fund shareholders.
These lawsuits began to be filed
shortly after Federated's first
public announcement
that it had received requests for
information on shareholder trading
activities in the Funds from the SEC,
the Office
of the New York State Attorney
General ("NYAG"), and other
authorities.
In that regard, on November 28,
2005,
Federated announced that it had
reached final settlements with
 the SEC and the NYAG with respect
to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed
market timing arrangements and
late trading. The SEC made findings:
that Federated Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various
Funds, and Federated Securities
Corp., an
SEC-registered broker-dealer and
distributor for the Funds, violated
provisions of the Investment Advisers
 Act and
Investment Company Act by approving,
but not disclosing, three market
timing arrangements, or the associated
conflict of interest between FIMC
and the funds involved in the
arrangements, either to other fund
shareholders or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent,
failed to prevent a customer and
a Federated employee from late
trading in violation of provisions
of the Investment
Company Act. The NYAG found that
such conduct violated provisions
of New York State law. Federated
entered
into the settlements without
admitting or denying the regulators'
findings. As Federated previously
reported in 2004,
it has already paid approximately
$8.0 million to certain funds as
determined by an independent
consultant.
As part
of these settlements, Federated
agreed to pay disgorgement and a
civil money penalty in the
aggregate amount of an
additional $72 million and, among
other things, agreed that it
would not serve as investment
adviser to any
registered investment company
unless (i) at least 75% of the
fund's directors are independent
of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
no action may be taken by the
fund's board or any
committee thereof unless approved
by a majority of the independent
trustees of the fund or committee,
respectively,
and (iv) the fund appoints a
"senior officer" who reports to
the independent trustees and is
responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
the process by which
management fees charged to a
fund are approved. The settlements
are described in Federated's
announcement
which, along with previous press
releases and related communications
on those matters, is available in the
"About
Us" section of Federated's website
 at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now
pending in the
United States District Court for
the Western District of Pennsylvania,
alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
 represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
have
been defending this litigation, and
 none of the Funds remains a defendant
in any of the lawsuits (though some
could
potentially receive any recoveries as
 nominal defendants). Additional
lawsuits based upon similar
allegations may
be filed in the future. The potential
impact of these lawsuits, all of
which seek unquantified damages,
attorneys'
fees, and expenses, and future
potential
similar suits is uncertain. Although
 we do not believe that these lawsuits
 will
have a material adverse effect on the
Funds, there can be no assurance that
 these suits, ongoing adverse publicity
and/or other developments resulting
from the regulatory investigations
will not result in increased Fund
redemptions, reduced sales of Fund
shares, or other adverse consequences
for the Funds.